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                                             Exhibit 23

          CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference of our report dated June 24, 1999 on The Riggs Bank N.A. 401 (k) Plan included in this Form 11-K filed June 29, 1999, into the Riggs National Corporation's previously filed Form S-8, Registration Statement No. 33-52451.



/s/ ARTHUR ANDERSEN LLP

Washington, D.C.
June 29, 1999